EXHIBIT A-1

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                                                                Exhibit A-1
                                                                Page 1 of 2
                                 DOMESTIC
                         LIMITED LIABILITY COMPANY

                              STATE OF MAINE

                        ARTICLES OF ORGANIZATION OF
                         LIMITED LIABILITY COMPANY

Pursuant to 31 MRSA sect. 622, the undersigned adopts the following articles of organization:

FIRST:    The name of the limited liability company is CMP
          Natural Gas, L.L.C.

SECOND: The name of its Registered Agent, an individual Maine resident or a corporation, foreign or domestic, authorized to do business or carry on activities in Maine, and the address of the registered office shall be

          Joseph D. Fay
          83 Edison Drive
          Augusta, Maine 04336

THIRD:    1.   The management of the company is vested in a
               manager or managers. The minimum number shall be 1 manager and the maximum number shall be 2 managers.

          2. If the initial managers have been selected, the name and business, residence or mailing address of each manager is:

               Name                Address
               Tim D. Kelley       New York State Electric & Gas
                                   Corporation
                                   4500 Vestal Parkway East
                                   Binghamton, NY  13902

               Darrel R. Quimby    CMP Group, Inc.
                                   83 Edison Drive
                                   Augusta, Maine  04336
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                                                                Exhibit A-1
                                                                Page 2 of 2

ORGANIZER                DATED  September 1, 1998

Central Maine Power Company

By   Anne M. Pare
     Anne M. Pare, Secretary and Clerk

The undersigned hereby accepts the appointment as registered agent for the above named limited liability company

REGISTERED AGENT              DATED  September 1, 1998

Joseph D. Fay
Joseph D. Fay